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                                                                    EXHIBIT 23.1

                                 WEED & CO. L.P.

              CAPITAL FORMATION O BUSINESS STRATEGY O LEGAL AFFAIRS

           4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA
             92660 TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
    (949) 475-7730


                                 July 21, 2000



Board of Directors
MediaX Corporation
3455 La Cienega Boulevard, Building C
Los Angeles, CA 90016

        Re:  Form SB-2

Greetings:

        I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form SB-2 Registration Statement to be filed by MediaX Corporation.

        I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                            Very truly yours,



                                            Richard O. Weed
                                            Managing Director/Special Projects